Filed by Money Market Obligations Trust on behalf of its portfolio Prime Value Obligations Fund

Pursuant to Rule 14a-6 of the Securities Act of 1934

Subject Company:  Money Market Obligations Trust
Commission File No. 811-5950






Please vote today!

Your fund will soon hold a meeting of shareholders to make important decisions. Your vote is very important to us, no matter how many shares you own. The Fund is comprised of many accounts and every one of them has a direct impact on the outcome of the proxy vote. Please review the enclosed proxy statement and vote today!

If you choose not to vote, it may lead to additional mailings and proxy solicitation calls - this can greatly increase the expense of holding a shareholder meeting! Please help us avoid additional expense by voting today via one of the methods described below.

VOTE BY TELEPHONE - Please refer to your ballot for the appropriate telephone number.

VOTE VIA THE INTERNET - Please refer to your ballot for the appropriate internet address.

VOTE BY MAIL - Please vote using the enclosed ballot and mail back to us using the enclosed postage paid envelope.

We know your time is valuable, but please take a moment to vote!
Your vote is extremely important to us!




Filed by Money Market Obligations Trust on behalf of its portfolio Prime Value Obligations Fund

Pursuant to Rule 14a-6 of the Securities Act of 1934

Subject Company:  Money Market Obligations Trust
Commission File No. 811-5950






                       MONEY MARKET OBLIGATIONS TRUST
                        PRIME VALUE OBLIGATIONS FUND


                                                            February 23, 2007
                                   URGENT!
                             PLEASE VOTE TODAY!
                    YOUR IMMEDIATE ATTENTION IS REQUESTED

Dear Shareholder:

Please be advised that the Special Meeting of the Prime Value Obligations Fund scheduled for February 23, 2007 has been adjourned until March 16, 2007. Our records indicate that we have not received your vote on important proposals affecting your investment in the Prime Value Obligations Fund. For the reasons set forth in the proxy materials previously delivered to you, THE FUND'S BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

YOUR VOTE IS VERY IMPORTANT TO US NO MATTER HOW MANY SHARES YOU OWN! The Fund is comprised of many accounts and every one of them has a direct impact on the outcome of the proxy vote. For your convenience, we are enclosing another proxy card along with a pre-paid postage envelope.

                      WE KNOW YOUR TIME IS VALUABLE, BUT
                         PLEASE TAKE A MOMENT TO VOTE!

If you choose not to vote, it may lead to additional mailings and proxy solicitation calls - this can greatly increase the expense of holding a shareholder meeting! Please help us avoid additional expense by voting today via one of the methods described below.




1. VOTE BY SOLICITOR: Please call our Proxy Solicitor MIS, an ADP Company at 877-256-6085. THIS CALL IS TOLL-FREE. A live representative will take your vote over the phone. Please have your proxy card handy when calling.

2. VOTE BY TOUCH-TONE: Dial the toll-free touch-tone voting number listed on your proxy card, enter the CONTROL NUMBER printed your proxy card and follow the simple instructions. THIS CALL IS TOLL-FREE. Telephone voting is available 24 hours a day, 7 days a week. If you have received more than one proxy card, you can vote each card during the call. Each card has a different control number.

3. VOTE VIA THE INTERNET: Go to the website listed on your proxy card, enter the CONTROL NUMBER printed on your proxy card and follow the simple instructions.

4. VOTE BY MAIL: Vote, Sign and Date the enclosed proxy card and mail back using the enclosed pre-paid postage envelope.

                        YOUR VOTE IS VERY IMPORTANT -
                        PLEASE VOTE YOUR SHARES TODAY!

                                                                            NOBO